Exhibit 4.14

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF CORPORATE COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Original Issue Date: November __, 2016

$______

SENIOR SECURED ORIGINAL ISSUE DISCOUNT CONVERTIBLE NOTE

DUE JUNE 1, 2017

THIS SENIOR SECURED ORIGINAL ISSUE DISCOUNT CONVERTIBLE NOTE is a duly authorized and validly issued Senior Secured Original Issue Discount Convertible Notes of Summit Semiconductor, LLC, a Delaware limited liability company (the “Company”), having its principal place of business at 20575 NW Von Neumann Dr., Ste. 100 Beaverton, OR, 97006, designated as its Senior Original Issue Discount Convertible Note due June 1, 2017 (this Note, the “Note” and, collectively with the other Notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to ______ or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $__________ on June 1, 2017 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder. This Note is subject to the following additional provisions:

Section 1.          Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

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“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any limited liability company or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(e)(v).

“Common Unit” means the common unit of the Company, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(c).

“Conversion Units” means, collectively, the Common Units issuable upon conversion of this Note in accordance with the terms hereof.

“Event of Default” shall have the meaning set forth in Section 5(a).

“New York Courts” shall have the meaning set forth in Section 6(d).

“Note Register” shall have the meaning set forth in Section 2(c).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement dated April 9, 2016, as amended from time to time.

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of November 18, 2016 among the Company and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Company’s Common Units (or an equivalent thereof) is listed or quoted for trading on the date in question: the NYSE MKT (formerly NYSE AMEX), the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the Pink OTC Markets (or any successors to any of the foregoing).

Section 2. Original Issue Discount. The Company acknowledges and agrees that this Note has been issued at an original issue discount. No regularly scheduled interest payments shall be made on this Note. All payments hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

Section 3.          Registration of Transfers and Exchanges.

a)        Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same; provided, that the minimum principal amount of any replacement Note shall be $50,000. No service charge will be payable for such registration of transfer or exchange.

b)         Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations to successor Holders who provide the same investment representations to the Company.

c)        Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.          Conversion.

a)        Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole and not in part, into Common Units at the option of the Holder, at any time and from time to time (subject to Section 4(b) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall be required to physically surrender this Note to the Company. The Company may deliver an objection to any Notice of Conversion within two (2) Business Days of delivery of such Notice of Conversion. Holder agrees and acknowledges that upon written consent of the Company and the Requisite Holders, the aggregate principal amount of all the outstanding Notes, including this Note, shall convert into Common Units at the Conversion Price. For clarity, such consent by the Requisite Holders shall be binding upon all Holders.

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b)        Mandatory Conversion. In the event that the Company completes an underwritten public offering of its Common Units, the aggregate principal amount of this Note shall be converted, automatically and without any further action on the part of the Holder, the Company or any other Person, into that number of Common Units as is equal to the quotient obtained by dividing (i) the aggregate principal amount of this Note by (ii) the Conversion Price.

Upon (A) the consummation of the Company’s IPO or (B) the date the Company obtains a public listing (through a reverse merger, self-listing or other alternative means), the aggregate Principal Amount of this Note (plus any accrued but unpaid interest) shall be converted, automatically and without any further action on the part of the Holder, the Company or any other Person, into that number of units of Common Units (or an equivalent thereof) as is equal to the quotient obtained by dividing (i) the aggregate Principal Amount of this Note (plus any accrued but unpaid interest), by (ii) the lesser of (a) the Conversion Price, or in the event of a public listing not through an IPO (through a reverse merger, self-listing or other alternative means), the price per share or price per unit issued by the Company in connection with such transaction.

c)        Conversion Price. The Conversion Price in effect on a Conversion Date in connection with the Company’s initial public offering (the “IPO”) shall be equal to the lesser of (A) (i) $0.30 or (B) (i) the highest price per Common Unit sold in the Company’s initial public offering, multiplied by (ii) 75%; and on any other Conversion Date, the Conversion Price shall be $0.30. In the event the Company (i) makes a distribution or distributions on Common Units payable in Common Units or any Common Unit Equivalents (which, for avoidance of doubt, shall not include any Common Units issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding Common Units into a larger number of Common Units, (iii) combines (including by way of a reverse split) outstanding Common Units into a smaller number of Common Units or (iv) issues, in the event of a reclassification of Common Units, any Common Units of the Company, then the Conversion Price shall be adjusted by multiplying the Conversion Price by a fraction of which the numerator shall be the number of Common Units outstanding immediately before such event, and of which the denominator shall be the number of Common Units outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of members entitled to receive such distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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d)        Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the issuance date of this Note there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions, or a reclassification, exchange or substitution of shares), or a merger or consolidation of the Company with or into another corporation where the holders of the Company’s outstanding voting securities prior to such merger or consolidation do not own over 50% of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the conversion price shall be made if necessary and provision shall be made if necessary (by adjustments of the conversion price or otherwise) so that, upon any subsequent conversion of this Note, the Holder shall have the right to receive, in lieu of Conversion Shares, the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from the Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of Section 4(c) with respect to the rights of the Holder after the Organic Change to the end that the provisions of Section 4(c) (including any adjustment in the conversion price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

e)         Mechanics of Conversion.

i.       Conversion Units Issuable Upon Conversion of Principal Amount. The number of Conversion Units issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price.

ii.       Delivery of Certificate Upon Conversion. The Company shall promptly deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares representing the number of Conversion Shares being acquired upon the conversion of this Note.

iii.       Failure to Deliver Certificates. If, in the case of a Notice of Conversion in connection with the IPO, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Unit certificates issued to such Holder pursuant to the rescinded Notice of Conversion.

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iv.       Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue the Conversion Units upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Units; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 5 hereof for the Company’s failure to deliver Conversion Units within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v.       Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion at IPO. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(e)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, Common Units to deliver in satisfaction of a sale by the Holder of the Conversion Units which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Units so purchased exceeds (y) the product of (1) the aggregate number of Common Units that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of Common Units that would have been issued if the Company had timely complied with its delivery requirements under Section 4(e)(ii). For example, if the Holder purchases Common Units having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Units (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Common Units upon conversion of this Note as required pursuant to the terms hereof.

vi.        Fractional Common Units. No fractional Common Units shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole Common Unit.

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Section 5.          Liquidation; Change of Ownership. Upon a liquidation, dissolution, or winding-up of the Company (except in connection with an IPO), or upon a Change of Ownership of the Company (as defined in the Company’s Operating Agreement), and provided that Holder has not converted this Note into Company Units in accordance with Section 4 of this Note, the Holder of this Note shall be entitled to a payment of $_______ (the “Preference Payment”) prior to, and in preference of, amounts payable (i) to holders of all then outstanding unsecured debt obligations of the Company (other than such obligations which as a matter of law are senior the Company’s obligation to Holder) and (ii) as distributions pursuant to Sections 4.4.1. (a) through (c) of the Company’s Operating Agreement as such may be amended from time to time; provided, however, any payments due Holder in accordance with this Section 5 shall be pari passu (with respect to seniority and priority) with the Senior Debt Holders (as such term is defined in the Security Agreement attached as Exhibit C to the Purchase Agreement). Notwithstanding the foregoing, the Holder of this Note shall not be entitled to the Preference Payment unless such Holder first (i) waives all rights, title, and entitlements to any distributions from the Company as a Member of the Company (and a holder of Company Units) pursuant to the Operating Agreement and (ii) discharges all amounts owed Holder by the Company (whether pursuant to a debt instrument or otherwise) other than the Preference Payment. Holder agrees to execute a release of claims for the benefit of the Company (having a form reasonably acceptable by the Company) prior to its receipt of the Preference Payment in furtherance of the waiver of rights and discharge of debt as set forth in the preceding sentence.

If upon the liquidation or Change of Ownership of the Company, the assets of the Company legally available for distribution to the Senior Debt Holders are insufficient to permit the payment to Holder of the full amounts specified in this Section 5, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the Holder and other Senior Debt Holders in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section.

Section 6.           Events of Default.

a)        “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.       any default in the payment of (A) the principal amount of any Note or (B) interest, liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within fifteen (15) Trading Days;

ii.       the Company shall fail to observe or perform any other material covenant or agreement contained in the Notes which failure is not cured, if possible to cure, within the earlier to occur of (A) fifteen (15) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and thirty (30) Trading Days after the Company has become or should reasonably have become aware of such failure;

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iii.       any representation or warranty made in this Note or the Purchase Agreement shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv.       the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event; or

v.       following the date the Company initially becomes a reporting company pursuant to the Exchange Act and its shares of Common Units are listed on a Trading Market, the Common Units shall subsequently not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days.

b)         Remedies Upon Event of Default. If any Event of Default occurs and is continuing before the Maturity Date, the outstanding principal amount of this Note, plus liquidated damages, interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. Commencing five (5) Trading Days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law. Upon the payment in full, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

c)         Penalty for Failure to Repay by the Maturity Date. If, on the Maturity Date, the principal amount of any Note, or the interest, liquidated damages and other amounts owing to a Holder on any Note, remains unpaid, the Company shall pay to the Holder a monthly default penalty of 10% of the total amount unpaid on the Maturity Date (“Maturity Balance”). The Company, however, shall still be required to repay the Holder the Maturity Balance and interest on the Maturity Balance as set forth in Section 6b) above.

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Section 7.        Miscellaneous.

a)        Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by e-mail, facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other e-mail address, facsimile number or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail or facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address, facsimile number or address of the Holder appearing on the signature pages attached to the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via e-mail or facsimile at the email address or facsimile number set forth on the signature pages attached to the Purchase Agreement prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail or facsimile at the e-mail address or facsimile number set forth on the signature pages attached to the Purchase Agreement on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)        Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

c)        Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d)        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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e)        Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

f)        Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g)        Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)        Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

i)        Amendment. This Note may be modified or amended or the provisions hereof waived in accordance with the Purchase Agreement. Holder acknowledges and agrees that such Holder shall be bound by the terms of the Operating Agreement in the event this Note is converted to Units of the Company.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

Summit Semiconductor, LLC

By:
Name: Brett Moyer
Title: Chief Executive Officer

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert the principal under the Original Issue Discount Convertible Note issued ________________ of Summit Semiconductor, LLC, a Delaware limited liability company (the “Company”), into Common Units (the “Common Units”), of the Company according to the conditions hereof, as of the date written below. If Common Units are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Number of Common Units to be issued:

Cash to be paid to Holder:

Signature:

Name:

Address for Delivery of Common Unit Certificates:

Or

DWAC Instructions:

Broker No:

Account No: